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                                                                   EXHIBIT 10.38

December 5, 1996

Mr. Hidetaka Fujisawa
General Manager
Development Department
Communication Technology Laboratory
Hamura R & D Center
Casio Computer Co., Ltd.
2-1 Sakaecho 3-chome
Hamura-shi
Tokyo 205
Japan

Dear Fujisawa-san,

As you know, Casio Computer Co., Ltd. a Japanese Corporation ("Casio") and Geoworks, a California corporation ("Geoworks") are parties to a Software License Agreement (the "Zoomer Agreement"), entered into as of May 22, 1992. Our records show that either party may now terminate the Zoomer Agreement. By this letter, Geoworks respectfully advises Casio that Geoworks hereby terminates the Zoomer Agreement as of the date of this letter.

Although the Zoomer Agreement provides that all obligations cease upon termination, Geoworks will be pleased to continue providing support in the manner established by the Agreement, through December 31, 1997.

We would appreciate your acknowledgment of this termination by signing this letter below and returning it to us.

It has been our pleasure to work with Casio, and hope we may have an additional opportunity to work together again in the future.

Sincerely,

/s/ Leland J. Llevano

Leland J. Llevano
VP Strategic Partnerships

                                    ACKNOWLEDGED: Casio Computer Co., Ltd.
                                    hereby acknowledges the termination of the above-referenced Software License Agreement as of the date of this letter.

                                    Signed:   /s/ Hidetaka Fujisawa